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                                                                     EXHIBIT 5.1


                                HALE AND DORR LLP
                                 60 STATE STREET
                           BOSTON, MASSACHUSETTS 02109

                                                              October 2, 2000

Millennium Pharmaceuticals, Inc.
75 Sidney Street
Cambridge, MA 02139

Ladies and Gentlemen:

         This opinion is furnished to you in connection with Post-Effective Amendment No. 1 to the Registration Statement on Form S-4 (the "Post-Effective Amendment") being filed by Millennium Pharmaceuticals, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to 10,240,000 shares (the "Shares") of the Company's common stock, $0.001 par value per share (the "Common Stock"), all of which may be issued from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act. The Post-Effective Amendment amends a Registration Statement on Form S-4 which was previously filed with the Commission by the Company on August 1, 2000 (File No. 333-42778) (the "Original Registration Statement").

         We have examined the Original Registration Statement, as amended by the Post-Effective Amendment (as so amended, the "Registration Statement"), including the exhibits thereto, and such other documents, corporate records and instruments and have examined such laws and regulations as we have deemed necessary for purposes of rendering the opinions set forth herein. Based upon such examination, we are of the opinion that the Shares, when (i) specifically authorized for issuance by the Company's Board of Directors or an authorized committee thereof (the "Authorizing Votes"), (ii) the Post-Effective Amendment has become effective under the Securities Act, (iii) the terms of the sale of the Shares have been duly established in conformity with the Company's Certificate of Incorporation and By-laws and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding on the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (iv) the Shares have been issued and sold as contemplated by the Registration Statement, and (v) the Company has received the consideration provided for in the Authorizing Votes, will be validly issued, fully paid and nonassessable.

         We express no opinion with respect to the applicability of any law other than the state laws of the Commonwealth of Massachusetts, the Delaware General Corporation Law and United States Federal laws. To the extent that any applicable document is stated to be governed by the laws of another jurisdiction, we have assumed for purposes of this opinion that the laws of such jurisdiction are identical to the state laws of the Commonwealth of Massachusetts.

         It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.

         Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

         We hereby consent to the filing of this opinion with the Commission as an exhibit to the Post-Effective Amendment in accordance with the requirements of Item 601(b) (5) of Regulation S-K under the Securities Act and to the use of this Firm's name therein and in the related Prospectus under the caption "Validity of Securities." In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

                                Very truly yours,



                                /s/ HALE AND DORR LLP